Exhibit 99.01

Contact:

Deanne Eagle, Media Relations	917.837.5866
Susan Roush, Investor Relations	818.222.8330

NEURALSTEM RECEIVES NOTICE OF PATENT ALLOWANCE FOR SPINAL CORD DELIVERY PLATFORM

ROCKVILLE, Maryland, October 12, 2011 – Neuralstem, Inc. (NYSE Amex: CUR) announced that it has received a notice of allowance from the U.S. Patent and Trademark Office for patent application 12/418,170 pertaining to a “Spinal Platform and Method for Delivering a Therapeutic Agent to a Spinal Cord Target.” Neuralstem is the exclusive worldwide licensee of this device from the Cleveland Clinic Foundation, where it was developed by Nicholas Boulis, MD, formerly of the Cleveland Clinic, now at Emory University. The device is currently in use in Neuralstem’s ongoing Phase I safety trial of its human spinal cord stem cells (HSSCs) in amyotrophic lateral sclerosis (ALS or Lou Gehrig’s disease) at Emory, where Dr. Boulis is the surgeon.

“This is an important patent,” said Richard Garr, Neuralstem President and CEO.  “We are encouraged by the outstanding safety profile this device demonstrated with the first 12 patients of our ongoing ALS trial, and expect that it will become the industry standard for injecting therapies into the spinal cord.  The company is the exclusive worldwide licensee, and expects to license this device to the industry and the research community.”

About Neuralstem

Neuralstem's patented technology enables the ability to produce neural stem cells of the human brain and spinal cord in commercial quantities, and the ability to control the differentiation of these cells constitutively into mature, physiologically relevant human neurons and glia. Neuralstem is conducting an ongoing FDA-approved Phase I safety clinical trial for amyotrophic lateral sclerosis (ALS), often referred to as Lou Gehrig's disease and has been awarded orphan status designation by the FDA.

In addition to ALS, the company is also targeting major central nervous system conditions with its cell therapy platform, including spinal cord injury, ischemic spastic paraplegia, chronic stroke, and Huntington's disease. The company has submitted an IND (Investigational New Drug) application to the FDA for a Phase I safety trial in chronic spinal cord injury.

Neuralstem also has the ability to generate stable human neural stem cell lines suitable for the systematic screening of large chemical libraries. Through this proprietary screening technology, Neuralstem has discovered and patented compounds that may stimulate the brain's capacity to generate new neurons, possibly reversing the pathologies of some central nervous system conditions.  Neuralstem’s first small molecule compound, NSI-189 is currently in a Phase I FDA-approved safety trial in major depressive disorder.  The Phase Ib portion of the trial, in depressed patients, is expected to commence later this year. Additional indications could include schizophrenia, Alzheimer's disease and bipolar disorder.

For up-to-date information on the clinical trial for ALS and other Neuralstem cell therapy and pharmaceutical treatments in development, visit www.neuralstem.com

Cautionary Statement Regarding Forward Looking Information

This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of Neuralstem's technologies constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Neuralstem's periodic reports, including the annual report on Form 10-K for the year ended December 31, 2010 and the  quarterly report on Form 10-Q for the period ended June 30, 2011.

# # #